Exhibit 4.2

CLIFFORD CHANCE LLP

DIAGEO 2010 SHARESAVE PLAN

Approved by shareholders of the Company on 14 October 2010

Adopted by the board of the Company on 14 August 2010

HMRC Reference: SRS105709

The Plan is a discretionary benefit offered by the Diageo group for the benefit of its employees.  Its main purpose is to increase the interest of the employees in the Company’s long-term business goals and performance through share ownership.  The Plan is an incentive for the employees’ future performance and commitment to the goals of the Diageo group.

Shares purchased under the Plan and any gains made by exercising options granted under the Plan are not part of salary for any purpose (except to any extent required by statute).

The Plan is being offered for the first time in 2010 and the Board shall have the right to decide, in its sole discretion, whether or not further options will be offered in the future and to which employees the Plan will be extended.

Participating in the Plan is an investment opportunity distinct from any employment contract.  Participation in the Plan entails the risk associated with an investment.  An individual who participates in the Plan is treated as being aware of such risks and accepts such risks of his own free will.

The detailed rules for the Plan are set out in this document.

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1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In this Plan, unless the context otherwise requires:

“Associated Company” means an associated company of the Company as described in paragraph 47 of Schedule 3 except for the purpose of Rule 10.7 (Meaning of ceasing employment) when that expression shall have the meaning described in paragraph 35 of Schedule 3;

“Board” means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person;

“Bonus Date” means the date on which a bonus is payable under the relevant Savings Contract and from which date an Option is normally exercisable;

“Company” means Diageo plc (registered in England and Wales with registered number 23307);

“Contribution” means a contribution under a Savings Contract;

“Control” means control within the meaning of section 719 of ITEPA;

“dealing day” means a dealing day of either the London Stock Exchange or any other securities exchange on which Shares are quoted and from which the Option Price is determined;

“Eligible Employee” means a person who satisfies the conditions described in Rule 2.1 (General rule on eligibility);

“Grant Date” means the date on which an Option is granted;

“HMRC” means HM Revenue and Customs;

“Invitation” means an invitation to apply for an Option as described in Rule 3 (Invitations);

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing Rules” means the Listing Rules published by the UKLA;

“London Stock Exchange” means London Stock Exchange plc;

“Option” means a right to acquire Shares granted under the Plan;

“Option Price” means the price at which Shares may be acquired on the exercise of an Option as determined under Rule 6 (Option Price);

“Participant” means a person who holds an Option including his personal representatives;

“Participating Company” means:

(a)                                      the Company; and

(b)                                     any Subsidiary designated by the Board;

“Plan” means the Diageo 2010 Sharesave Plan  as amended from time to time;

“Rule” means a rule of the Plan;

“Savings Contract” means an agreement under a certified SAYE savings arrangement, within the meaning of paragraph 48(1) of Schedule 3, which has been approved by HMRC for the purposes of Schedule 3;

“Schedule 3” means Schedule 3 to ITEPA;

“Shares” means fully paid ordinary shares in the capital of the Company which satisfy the requirements of paragraphs 18 to 22 of Schedule 3, unless Rule 9.11 (Shares ceasing to satisfy Schedule 3 requirements) applies;

“Specified Age” means 60 years old;

“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006) of the Company and of which the Company has Control;

“UKLA” means the United Kingdom Listing Authority;

and expressions not defined in this Plan have the same meanings as they have in Schedule 3.

1.2                           Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3                           Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

1.4                           Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.                                 ELIGIBILITY

2.1                           General rule on eligibility

An individual is eligible to be invited to apply for an Option only if:

(a)                                      he is either an employee (but not a director) of a Participating Company or a director of a Participating Company who is required to work for the company for at least 25 hours a week (excluding meal breaks);

(b)                                     he either satisfies the conditions in Rule 2.2 (Individuals eligible) or is nominated by the Board for this purpose; and

(c)                                      he is not excluded from being granted an Option because of paragraph 11 of Schedule 3 (Material interest in a close company).

2.2                           Individuals eligible

The conditions referred to in Rule 2.1(b) are that:

(a)                                      the individual shall have a qualifying period of continuous service (if any) with the Company or any Subsidiary from time to time as the Board may decide, such period not to exceed five years before the Grant Date; and

(b)                                     the individual’s earnings from the office or employment referred to in Rule 2.1(a) meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) and (6)(2)(ca) of Schedule 3.

3.                                 INVITATIONS

3.1                           Issuing Invitations

The Board shall decide if and when Invitations will be issued.  If the Board decides to issue Invitations then it must issue an Invitation to each Eligible Employee.

3.2                           Timing of Invitations

Invitations may be issued at any time but before the Board decides when to issue Invitations it must have regard both to when the Option Price may be determined under Rule 6.1 (Option Price — timing of determination) and any regulatory restrictions on both the issuing of such Invitations and any subsequent grant of Options.

3.3                           Content of Invitations

Each Invitation will specify:

(a)                                      the date by which an application for an Option must be received (being not less than 14 days after the date of the Invitation unless otherwise agreed in advance with HMRC);

(b)                                     the Option Price (or how the Option Price will be determined);

(c)                                      any choice as to the term of the Option in terms of the number of monthly contributions payable;

(d)                                     the minimum monthly Contribution which must not be less than £5 (or as otherwise stated in the relevant Savings Contract) nor more than £10;

(e)                                      the maximum monthly Contribution, which must be not more than £250 or as otherwise specified in paragraph 25 of Schedule 3; and

(f)                                        if the bonus payable under a Savings Contract shall not be taken into account in determining the number of Shares made subject to an Option, then that fact.

4.                                 APPLICATIONS

4.1                           Form of application

An application for an Option shall be accompanied by an application for a Savings Contract in which the Eligible Employee must state:

(a)                                      the Contribution he proposes to make;

(b)                                     that his proposed Contribution, when added to any other Contribution he makes under any other Savings Contract, will not exceed the maximum permitted under Schedule 3;

(c)                                      if he has a choice of Savings Contract, the Savings Contract chosen; and

(d)                                     if he has a choice of repayment date, the repayment date chosen.

4.2                           Number of Shares under Option

An application for an Option shall be for an Option to acquire the largest whole number of Shares which could be acquired at the Option Price with an amount equal to the expected Contributions plus the bonus payable under the relevant Savings Contract on the Bonus Date unless it was specified in the Invitation that the bonus would not be included for this purpose.

4.3                           Effect of limits

If there are applications for Options over more Shares than permitted under Rule 8 (Limits), then each application for an Option and a related Savings Contract shall be deemed to have been amended or withdrawn under Rule 5 (Scaling back).

If an Eligible Employee specifies in his application for a Savings Contract a proposed Contribution which:

(a)                                      when added to any other Contribution he makes under any other Savings Contract; and

(b)                                     if the Board, acting fairly and reasonably, decides, when added to any other Contribution he made under any other Savings Contract which he has cancelled without exercising the option to which such Savings Contract related would exceed the maximum permitted in the related Invitation then the Board is authorised to reduce the proposed Contribution to the maximum amount permitted.

5.                                 SCALING BACK

If valid applications for Options are received for a total number of Shares which exceeds any maximum number permitted by the Board or permitted by the limit in Rule

8 (Limits), then the Board shall scale back the applications using one or more of the following methods:

(a)                                      by reducing the proposed Contributions by the same proportion provided that the reduced amount shall not be less than the minimum amount permitted under the relevant Savings Contract;

(b)                                     where relevant, by treating any application for a longer Option term under a Savings Contract as an application for a shorter Option term under that Savings Contract;

(c)                                      by treating the expected repayment under a Savings Contract as not including a bonus; or

(d)                                     by deeming each choice of a Savings Contract of a five year term as one of a three year term.

If scaling back under the preceding provisions of this Rule does not make available sufficient Shares to allow all Eligible Employees who have made valid applications to be granted Options, the Board may either select applications by lot or decide not to accept any applications on that occasion.

6.                                 OPTION PRICE

6.1                           Option Price — timing of determination

The Option Price may only be determined by reference to dealing days falling:

(a)                                      within the period of 6 weeks starting on:

(i)                        the day on which the Plan is formally approved by HMRC under Schedule 3;

(ii)                     the dealing day after the day on which the Company announces its results for any period; or

(iii)                  any day on which a new Savings Contract prospectus is announced or comes into force; or

(b)                                     at any other time when the circumstances are considered by the Board to be sufficiently exceptional to justify the issuing of Invitations.

6.2                           Option Price — method of determination

The Board will determine the Option Price which must be:

(a)                                      not manifestly less than 80 per cent (or such other percentage as may be specified in paragraph 28(1) of Schedule 3) of the Market Value (as defined below) of a Share on either:

(i)                        a day immediately preceding the date on which Invitations are sent to Eligible Employees; or

(ii)                     the date specified in the Invitation; and

(b)                                     in the case of an Option to acquire Shares only by subscription, not less than the nominal value of those Shares.

For the purpose of this Rule, “Market Value” on any day means:

(aa)                                if Shares are quoted in the London Stock Exchange Daily Official List:

(i)        the middle-market quotation of Shares (as derived from that list) for that day;

(ii)       if the Board decides, the average of the middle-market quotations of Shares (as derived from that list) over the period of 3 dealing days ending on that day; or

(iii)      the middle-market quotation of the Shares (as derived from that list) on such other dealing day or days as may be agreed in advance with HMRC;

(bb)                              if paragraph (aa) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of a Share as agreed in advance for the purposes of the Plan with HMRC Shares and Assets Valuation.

7.                                 GRANT OF OPTIONS

7.1                           Grant procedure

Subject to Rule 5 (Scaling back) and Rule 7.5 (Approvals and consents), the Board may grant an Option to every individual who:

(a)                                      has submitted a valid application for an Option; and

(b)                                     is an Eligible Employee on the Grant Date.

7.2                           Restrictions on timing of grant of Options

Options must be granted within 30 days (or 42 days if applications are scaled back) after the first day by reference to which the Option Price is set under Rule 6.1 but:

(a)                                      not before the date on which HMRC approves the Plan for the purposes of Schedule 3; nor

(b)                                     later than 13 October 2020 (that is, the expiry of the period of 10 years beginning with the date on which the Plan is approved by shareholders of the Company).

7.3                           Method of satisfying options

Unless specified to the contrary by the Board at the time of grant of an Option, an Option may be satisfied:

(a)                                      by the issue of new Shares; and/or

(b)                                     by the transfer of treasury Shares; and/or

(c)                                      by the transfer of Shares other than the transfer of treasury Shares.

The Board may decide to change the way in which it is intended that an Option may be satisfied after it has been granted, having regard to the provisions of Rule 8 (Limits).

7.4                           Non-transferability and bankruptcy

An Option granted to any person:

(a)                                      shall not be transferred, assigned, charged or otherwise disposed of (except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and

(b)                                     shall lapse immediately if he is declared bankrupt.

7.5                           Approvals and consents

The grant of any Option shall be subject to obtaining any approval or consent required under the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, or any other relevant UK or overseas regulation or enactment.

8.                                 LIMITS

8.1                           10 per cent. in 10 years limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 8.2) in the period of 10 calendar years ending with that year under the Plan and under any other employee share plan adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

8.2                           Meaning of “allocated”

For the purpose of Rule 8.1:

(a)                                      Shares are allocated:

(i)                        when an option, award or other contractual right to acquire unissued Shares or treasury Shares is granted;

(ii)                     where Shares are issued or treasury Shares are transferred otherwise than pursuant to an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury Shares transferred;

(b)                                     the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine;

(c)                                      any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right shall be treated as “allocated” unless they are already treated as allocated under this Rule; and

(d)                                     for the avoidance of doubt, existing Shares other than treasury Shares that are transferred or over which options, awards or other contractual rights are granted shall not count as “allocated”.

8.3                           Post-grant events affecting numbers of “allocated” Shares

For the purposes of Rule 8.2:

(a)                                      where

(i)                        any option, award or other contractual right to acquire unissued Shares or treasury Shares is released or lapses (whether in whole or in part); or

(ii)                     after the grant of an option, award or other contractual right the Board determines that:

(a)                                           where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the payment of cash equal to the gain made on its exercise; or

(b)                                          it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury),

the unissued Shares or treasury Shares which consequently cease to be subject to the option, award or other contractual right shall not count as “allocated”; and

(b)                                     the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine from time to time.

8.4                           Changes to investor guidelines

Treasury Shares shall cease to count as “allocated” for the purpose of Rule 8.1 if institutional investor guidelines cease to require such Shares to be so counted.

8.5                           Board Limit

The Board may impose a limit on the number of Shares over which Options may be granted on any particular occasion.

9.           EXERCISE OF OPTIONS

9.1         Normal period for exercise

An Option may only be exercised during the period beginning with the Bonus Date and ending 6 months after the Bonus Date except where Rule 10 (Leavers and deceased participants) or Rule 11 (Takeovers and other corporate events) applies.

9.2         Restriction on exercise: material interest in a close company

Regardless of any other Rule, a Participant shall not exercise an Option when he is ineligible to participate in the Plan because of paragraph 11 of Schedule 3 (Material interest in a close company).

9.3         Long stop date for exercise

Unless Rule 10.1 (Deceased Participants) applies, an Option shall not be capable of exercise later than 6 months after the Bonus Date and, if not exercised, it shall lapse at the end of that period.

9.4         No exercise on early cessation of savings

Regardless of any other rule of this Plan, where, before an Option has become capable of exercise, the Participant:

(a)                                      gives notice that he intends to stop paying Contributions under the related Savings Contract;

(b)                                     is deemed under the terms of the Savings Contract to have given such notice (for example, for missing more than 6 monthly Contributions); or

(c)                                      makes an application for repayment of the Contributions paid under it,

the Option shall not become exercisable and shall immediately lapse.

9.5         Limitation on exercise

The amount paid for Shares on the exercise of an Option shall not exceed the amount of the Contributions made under the related Savings Contract before the date of exercise together with any interest or bonus paid under that Savings Contract.

9.6         Option only exercisable once

An Option shall not be capable of being exercised more than once.

9.7         Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Board and subject to the prior approval of HMRC. Unless the Board, acting fairly and reasonably, determines otherwise, any notice of exercise shall take effect only when the Company receives it, together with payment of the relevant aggregate Option Price.

9.8         Restriction on use of unissued Shares or treasury Shares

No Shares may be issued or treasury Shares transferred to satisfy the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 8.2 (Meaning of “allocated”) and adjusted under Rule 8.3 (Post-grant events affecting numbers of “allocated” Shares)) to exceed the limit in Rule 8.1 (10 per cent. in 10 years limit) except where there is a variation of share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

9.9         Allotment and transfer timetable

Within 30 days after an Option has been exercised by a Participant, the Board shall allot to him (or a nominee for him) or, if appropriate, procure the transfer to him (or a nominee for him) of the number of Shares in respect of which the Option has been exercised, provided that the Board considers that the issue or transfer of those Shares would be lawful in all relevant jurisdictions.

9.10       Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of the allotment.

Where Shares are transferred under the Plan, Participants will be entitled to any rights attaching to such Shares by reference to a record date on or after the date of such transfer.

9.11       Shares ceasing to satisfy Schedule 3 requirements

If at any time the Shares cease to satisfy the requirements of paragraphs 18 to 22 of Schedule 3 (Fully paid up, unrestricted, ordinary share capital):

(a)                                      an Option may be exercised regardless of that fact (but subject to the other provisions of the Plan); and

(b)                                     the Company shall notify HMRC as soon as practicable (which may withdraw its approval of the Plan under Schedule 3).

9.12       Restriction on exercise period: participants who are subject to taxation in the USA

Regardless of any other Rule, in the case of an Option granted to a Participant who is subject to taxation in the United States of America, such Option shall be exercised (if at all) by no later than 15 March in the year following the calendar year in which it first becomes exercisable in accordance with the provisions of the Plan.

10.         LEAVERS AND DECEASED PARTICIPANTS

10.1       Deceased Participants

If a Participant dies:

(a)                                      before the Bonus Date then his Option may be exercised by his personal representatives during the period of 12 months after his death and, if not exercised, it shall lapse at the end of that period; or

(b)                                     on or within 6 months after the Bonus Date then his Option may be exercised by his personal representatives during the period of 12 months after the Bonus Date and, if not exercised, it shall lapse at the end of that period.

10.2       Injury, disability, redundancy, retirement and transfer out of the group

If a Participant ceases to be a director or employee of a Participating Company by reason of:

(a)                                      injury, disability or redundancy (within the meaning of the Employment Rights Act 1996); or

(b)                                     retirement on reaching the Specified Age or any other age at which he is bound to retire under his contract of employment;

(c)                                      his office or employment being with a company of which the Company ceases to have Control; or

(d)                                     the business or part of a business in which he works being transferred to a person who is not an Associated Company nor a company of which the Company has Control, he may, subject to Rule 9.3 (Long stop date for exercise), exercise his Option during the period of 6 months after such cessation and, if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.3       Cessation of employment in other circumstances on or before third anniversary

If a Participant ceases to be a director or employee of a Participating Company on or before the third anniversary of the Grant Date for a reason other than one of those specified in Rule 10.1 (Deceased Participants) or Rule 10.2 (Injury, disability, redundancy, retirement and transfer out of the group) then his Option shall lapse on such cessation.

10.4       Cessation of employment after third anniversary

If a Participant ceases to be a director or employee of a Participating Company after the third anniversary of the Grant Date for any reason (other than dismissal for misconduct) he may, subject to Rule 9.3 (Long stop date for exercise), exercise his Option during the period of 6 months following such cessation and if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.5       Employment by Associated Company

If, on the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company or a company of which the Company has Control, he may exercise his Option on and within 6 months after the Bonus Date and if not exercised it shall, subject to Rule 10.1 (Deceased Participants), lapse at the end of that period.

10.6       Participant reaching Specified Age

If a Participant continues to be a director or employee of a Participating Company after the date on which he reaches the Specified Age, he may, subject to Rule 9.3 (Long stop date for exercise), exercise his Option within 6 months after reaching that age.

10.7       Meaning of ceasing employment

A Participant shall not be treated for the purposes of Rule 10 (Leavers and deceased Participants) as ceasing to be a director or employee of a Participating Company until he ceases to be a director or employee of the Company, any Associated Company and any company under the Control of the Company.

11.         TAKEOVERS AND OTHER CORPORATE EVENTS

11.1       General offers

If any person (or any group of persons acting in concert) obtains Control of the Company as a result of making a general offer to acquire:

(a)                                      the whole of the issued ordinary share capital of the Company (other than that which is already owned by it) which is made on a condition such that if it is satisfied the acquiring Company will have Control of the Company; or

(b)                                     all the Shares (other than those already owned by it),

the Board shall within 7 days after becoming aware of that event notify every Participant of it and, subject to Rule 9.3 (Long stop date for exercise), Rule 10 (Leavers and deceased Participants) and Rule 11.7 (Internal reorganisations), any Option may be exercised within one month after such notification or such longer period as the Board may permit, provided such period is not later than 6 months after such person has obtained Control of the Company.

11.2       Compulsory acquisition

In the event that any person becomes bound or entitled to acquire shares in the Company under sections 979 to 982 of the Companies Act 2006 the Board shall, as soon as practicable, notify every Participant of that event and, subject to Rule 9.3

(Long stop date for exercise), Rule 10 (Leavers and deceased Participants) and Rule 11.7 (Internal reorganisations), any Option may be exercised at any time when that person remains so bound or entitled, but to the extent that it is not exercised within that period an Option shall (regardless of any other provision of the Plan) lapse at the end of that period.

11.3       Scheme of arrangement

In the event that under section 899 of the Companies Act 2006 (or other local procedure which HMRC agrees is equivalent) a court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company an Option may, subject to Rule 9.3 (Long stop date for exercise), Rule 10 (Leavers and deceased Participants) and Rule 11.7 (Internal reorganisations), be exercised within six months after such event, but to the extent that the Option is not exercised within that period it shall (regardless of any other provision of the Plan) lapse at the end of that period.

11.4       Voluntary winding up

In the event that the Company passes a resolution for voluntary winding up the Board shall, as soon as practicable, notify every Participant of that event and, subject to Rule 9.3 (Long stop date for exercise), Rule 10 (Leavers and deceased Participants) and Rule 11.7 (Internal reorganisations), any Option may be exercised within six months after the passing of the resolution for the winding up, but to the extent that it is not exercised within that period an Option shall (regardless of any other provision of the Plan) lapse at the end of that period.

11.5       Option rollover: general provisions

If any company (“the acquiring company”):

(a)                                      obtains Control of the Company as a result of making a general offer to acquire:

(i)                        the whole of the issued ordinary share capital of the Company (other than that which is already owned by it) which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)                     all the Shares (other than those already owned by it); or

(b)                                     obtains Control of the Company under a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006 (or other local procedure which HMRC agrees is equivalent); or

(c)                                      becomes bound or entitled to acquire shares in the Company under sections 979 to 982 of the Companies Act 2006,

any Participant may, at any time within the relevant period specified under paragraph 38(3) of Schedule 3, by agreement with the acquiring company, release any Option

(“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which, for the purposes of paragraph 39 of Schedule 3, is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 18(b) or (c) of Schedule 3).

11.6       Option rollover: interpretation of Rules

Where a New Option is granted under Rule 11.5 (Option rollover: general provisions) the following terms of the Plan shall, in relation to the New Option, be construed as if:

(a)                                      except for the purposes of the definitions of “Participating Company” and “Subsidiary” in Rules 1.1 (Definitions), the expression “the Company” were defined as “a company whose shares may be acquired by the exercise of options granted under the Plan”;

(b)                                     the Savings Contract made in connection with the Old Option had been made in connection with the New Option;

(c)                                      the Bonus Date in relation to the New Option were the same as that in relation to the Old Option; and

(d)                                     Rule 13.2 (Shareholder approval) were omitted.

11.7       Internal reorganisations

In the event that:

(a)                                      an offer (as referred to in Rule 11.1 (General offers)) is made or a compromise or arrangement (as referred to in Rule 11.3 (Scheme of arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the “New Company”);

(b)                                     at least 75% of the shares in the New Company are expected to be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)                                      the Board and the New Company agree that this Rule should apply,

then an Option shall not become exercisable under Rule 11.1 (General offers) or Rule 11.3 (Schemes of arrangement) but may nonetheless be released in consideration for the grant of a New Option under Rule 11.5 (Option rollover: general provisions) and, if not so released, shall then automatically lapse at the end of the relevant period specified in paragraph 38(3) of Schedule 3.

12.         ADJUSTMENT OF OPTIONS

12.1       General rule

Subject to Rule 12.3 (HMRC approval), in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under Rule 12.2 (Method of adjustment).

12.2       Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)                                      the number of Shares in respect of which any Option may be exercised;

(b)                                     subject to Rule 12.4 (Adjustment below nominal value), the Option Price; and

(c)                                      where an Option has been exercised but no Shares have been allotted or transferred after such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

12.3       HMRC approval

At a time when the Plan is approved by HMRC under Schedule 3, no adjustment under Rule 12.2 (Method of adjustment) shall be made without the prior approval of HMRC.

12.4       Adjustment below nominal value

An adjustment under Rule 12.2 (Method of adjustment) may reduce the Option Price of those Options to be satisfied by the subscription of Shares to less than their nominal value, but only if and to the extent that the Board is authorised:

(a)                                      to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised exceeds the Option Price; and

(b)                                     to apply that sum in paying up that amount on such Shares,

so that on the exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

13.         ALTERATIONS

13.1       General rule

Except as described in Rule 13.2 (Shareholder approval) and Rule 13.4 (Alterations to disadvantage of Participants), the Board may at any time alter the Plan or the terms of any Option.

If an alteration is made to a key feature (as defined in paragraph 42(2B) of Schedule 3) of the Plan at a time when the Plan is approved by HMRC under Schedule 3, the alteration will not have effect unless and until either HMRC has approved the alteration or the Board resolves that the alteration shall take effect even if this causes the Plan to cease to be approved under Schedule 3 (in which circumstances, the Board shall notify HMRC as soon as practicable after resolving that the alteration shall take effect).

13.2       Shareholder approval

Except as described in Rule 13.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Option has been or may be granted shall be made under Rule 13.1 (General rule) to the provisions concerning:

(a)                                      eligibility;

(b)                                     the individual limits on participation;

(c)                                      the overall limits on the issue of Shares or the transfer of treasury Shares under the Plan;

(d)                                     the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan;

(e)                                      the adjustments that may be made in the event of any variation of capital; and

(f)                                        the terms of this Rule 13.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

13.3       Exceptions to shareholder approval

Rule 13.2 (Shareholder approval) shall not apply to any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, the Company, any company of which the Company has Control or any Associated Company.

13.4       Alterations to disadvantage of Participants

No alteration to the material disadvantage of any Participant shall be made under Rule 13.1 (General rule) unless:

(a)                                      the Board shall have invited every relevant Participant to indicate whether or not he approves the alteration; and

(b)                                     the alteration is approved by a majority of those Participants who have given such an indication.

14.         MISCELLANEOUS

14.1       Employment

The rights and obligations of any individual under the terms of his office or employment with the Company, any Associated Company or any company of which the Company has Control shall not be affected by his participation in the Plan or any right which he may have to participate in it.  An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (and regardless of whether such termination is lawful or unlawful) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination.  Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it.  The issuing of an Invitation and the grant of an Option does not imply that any further Invitations or grants of Options will be made nor that a Participant has any right to receive such an Invitation or be granted any further Options.

14.2       Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

The exercise of any power or discretion by the Board shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise or omission to exercise any such power or discretion.

14.3       Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)                                      by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

(b)                                     in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)                                      by such other method as the Board determines.

Where any such notice or other communication is given by an Eligible Employee or a Participant to the Company, it shall be effective only on receipt by the Company.

14.4       Third Parties

No third party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

14.5       Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

14.6       Data Protection

Each Participant acknowledges that there will be collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan.  This includes:

14.6.1                      providing personal data to any Participating Company, any Associated Company or any company of which the Company has Control and any third party such as trustees of any employee benefit trust, administrators of the Plan, registrars, brokers and any of their respective agents;

14.6.2                      processing of personal data by any such Participating Company, any Associated Company or any company of which the Company has Control or third party;

14.6.3                      transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

14.6.4                      providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

14.7       Governing law

The Plan and all Options shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.